NuCO2 Inc.
2800 SE Market Place, Stuart, Florida  34997
www.nuco2.com
email:  investor_relations@nuco2.com
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE                 CONTACTS: MICHAEL E. DEDOMENICO
                                                CHAIRMAN AND CEO
                                                ROBERT R. GALVIN
                                                CFO AND EXECUTIVE VICE PRESIDENT
                                                (772) 221-1754

              NUCO2 REPORTS FOURTH QUARTER AND FISCAL 2006 RESULTS
                                      -----
                EBITDA, AS ADJUSTED, INCREASES TO $11.2 MILLION -
                         14TH CONSECUTIVE QUARTERLY GAIN
                                      -----
              4,500 NET NEW CUSTOMER ACTIVATIONS FOR FOURTH QUARTER AND
                                   13,300 FOR YEAR

STUART, FLORIDA, August 16, 2006 - NuCO2 Inc. (NASDAQ: NUCO), the largest supplier in the U.S. of bulk CO2 systems and services for carbonating fountain beverages, today reported operating results for the fourth quarter and fiscal year ended June 30, 2006.

     o   Total revenues for the fourth quarter increased 16.1%, to $30.4 million, compared to the corresponding year-ago period, and for the full fiscal year advanced 19.4%, to $116.2 million.

     o   Gross profit for the quarter rose 19.1%, to $17.0 million, as compared to the corresponding year-ago period, and as compared to the immediately preceding third quarter increased 9.3%, with gross profit margin for the fourth quarter equaling 56.1%, up from 54.7% last year and 53.4% in the 2006 fiscal third quarter.

     o   Excluding non-cash stock option expense of $0.8 million, operating income for the quarter increased 20.3%, to $6.4 million, from $5.3 million last year, when there was no similar charge, and on the same basis for the full year was up 21%, to $22.8 million.

     o   EBITDA (earnings before interest, taxes, depreciation and
         amortization), which the Company regards as useful information as to its liquidity, excluding non-cash stock option expense, totaled $11.2 million for the fourth quarter, up from $9.6 million a year ago. For the full year, EBITDA, on the same basis, totaled $41.1 million, against $35.3 million a year earlier.

     o   Cash earnings per share (GAAP earnings per share plus non-cash income taxes and stock option expense), which the Company regards as a principal measure of its financial performance, for the quarter amounted to $0.38 per share, up from $0.30 per share a year ago. For fiscal 2006, cash earnings per share equaled $1.30, compared with $0.83 for fiscal 2005, an increase of 56.6%.

     o   Bookings for the fourth quarter and fiscal 2006 totaled 2,443 and
         12,539, respectively. Gross activations in the fourth quarter and fiscal 2006 totaled 5,585 and 17,768, respectively. Attrition totaled
         1,110 in the fourth quarter and 4,493 for the fiscal year. As a result, net customer additions for all of fiscal 2006 amounted to 13,275, increasing the number of customer locations at year end to over
         112,700.

         "I am pleased to report that NuCO2 continued to make strong progress in fiscal 2006, with the fourth quarter showing particular improvement in gross margins as investments and other programs we have put into effect helped offset the challenges presented by higher fuel and raw material costs," said Michael E.
DeDomenico, Chairman and CEO. "NuCO2 continues to benefit from an active strategic acquisition program, enhanced density and productivity, as well as additional multi-year master service agreements with regional and national restaurant chains. We also continue to generate increasing levels of cash flow from operations which enables us to pay down debt."

         The acquisition on June 30, 2006 of approximately 3,100 bulk CO2 customers and related bulk CO2 assets from Coca-Cola Enterprises Inc. is expected, as previously stated, to add sales of approximately $3.1 million annually, as well as be accretive to gross margin and EBITDA.

         "The Company expects to benefit increasingly in fiscal 2007 from greater density as well as investments made to further productivity and improve service, while continuing to focus on managing controllable costs and enhanced efficiencies," said Mr. DeDomenico. "Our revamped sales organization is expected to contribute to stronger results in the current year, and we are re-affirming our fiscal year 2007 targets of 15% revenue growth and 20% EBITDA growth."

ABOUT NUCO2

         NuCO2 Inc. is the leading and only national provider of bulk CO2 products and services to the U.S. fountain beverage industry. With service locations within reach of virtually all of the fountain beverage users in the
Continental U.S., NuCO2's experienced professionals comprise the largest network of sales and support specialists in the industry serving national restaurant chains, convenience stores, theme parks and sports and entertainment complexes, among others. NuCO2's revenues are largely derived from the installation, maintenance and rental of bulk CO2 systems and delivery of beverage grade CO2, which are increasingly replacing high pressure CO2, until now the traditional method for carbonating fountain beverages. The technology offers consistent quality, greater ease of operation, and heightened efficiency and safety utilizing permanently installed on-site cryogenic storage tanks. NuCO2 provides systems and services that allow its customers to spend more time serving their customers. Visit the Company's website at WWW.NUCO2.COM.

CONFERENCE CALL

         A conference call to report operating results for the fourth quarter and fiscal 2006 will be held tomorrow at 11:00 a.m. Eastern Time. It can be accessed over the Internet via NuCO2's website at WWW.NUCO2.COM. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on NuCO2's website shortly after the call.

         STATEMENTS CONTAINED IN THIS PRESS RELEASE CONCERNING THE COMPANY'S
OUTLOOK, COMPETITIVE POSITION AND OTHER STATEMENTS OF MANAGEMENT'S BELIEFS,
GOALS AND EXPECTATIONS ARE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES
EXCHANGE ACT OF 1934, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD
CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN OR IMPLIED BY
THE STATEMENTS. WITH RESPECT TO SUCH FORWARD-LOOKING STATEMENTS, WE CLAIM
PROTECTION UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE
RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE ABILITY OF THE
COMPANY TO ADD NEW ACCOUNTS, COMPETITION AND FUTURE OPERATING PERFORMANCE. THE
COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT AS A
RESULT OF DEVELOPMENTS OCCURRING AFTER THE DATE OF THIS PRESS RELEASE.

                                       ###

                                                   NUCO2 INC.
                                            CONDENSED BALANCE SHEETS
                                                 (IN THOUSANDS)

                                                                              June 30, 2006      June 30, 2005
                                                                              -------------      -------------
                                     ASSETS
Current assets:
              Cash and cash equivalents                                         $    341           $    968
              Trade accounts receivable, net of allowance for doubtful
              accounts of $2,538 and $1,850, respectively                         12,955              8,568
              Inventories                                                            302                259
              Prepaid insurance expense and deposits                               5,846              1,281
              Prepaid expenses and other current assets                            1,598                854
              Deferred tax assets - current portion                                8,465              7,596
                                                                                --------           --------
                   Total current assets                                           29,507             19,526
                                                                                --------           --------

Property and equipment, net                                                      119,603            104,787
                                                                                --------           --------
              Goodwill & other intangible assets, net                             40,905             33,521
              Deferred tax assets                                                  8,807             15,123
              Other                                                                  185                175
                                                                                --------           --------
                   Total other assets                                             49,897             48,819
                                                                                --------           --------

                       Total assets                                             $199,007           $173,132
                                                                                ========           ========

                      LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
              Accounts payable                                                  $  6,883           $  5,178
              Accrued expenses & other current liabilities                         5,945              3,146
                                                                                --------           --------
                   Total current liabilities                                      12,828              8,324

Long-term debt                                                                    35,450             32,000
Customer deposits                                                                  3,805              3,624
                                                                                --------           --------
                   Total liabilities                                              52,083             43,948

Total shareholders' equity                                                       146,924            129,184
                                                                                --------           --------
Total liabilities & shareholders' equity                                        $199,007           $173,132
                                                                                ========           ========

                                                             NUCO2 INC.
                                                      STATEMENTS OF OPERATIONS
                                              (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               Three Months Ended          Fiscal Year Ended
                                                                                     June 30,                   June 30,
                                                                             -----------------------    ------------------------
                                                                                2006         2005          2006          2005
                                                                                ----         ----          ----          ----
Revenues:
    Product sales                                                            $  20,042    $  16,329     $  75,959     $  60,518
    Equipment rentals                                                           10,339        9,839        40,237        36,822
                                                                             ---------    ---------     ---------     ---------
Total Revenues                                                                  30,381       26,168       116,196        97,340
                                                                             ---------    ---------     ---------     ---------
Costs and expenses:
    Cost of products sold, excluding depreciation & amortization                12,611       11,222        49,397        41,278
    Cost of equipment rentals, excluding depreciation & amortization               724          628         3,086         2,391
    Selling, general and administrative expenses                                 6,550        4,245        24,146        17,019
    Depreciation and amortization                                                4,806        4,271        18,333        16,484
    Loss on asset disposal                                                         132          512         1,733         1,332
                                                                             ---------    ---------     ---------     ---------
                                                                                24,823       20,878        96,695        78,504
                                                                             ---------    ---------     ---------     ---------
Operating income                                                                 5,558        5,290        19,501        18,836

Loss on early extinguishment of debt                                              --          5,817          --           5,817
Gain on financial instrument                                                      --           --            (177)         --
Interest expense                                                                   526          546         1,989         6,985
                                                                             ---------    ---------     ---------     ---------
Income before provision for income taxes                                         5,032       (1,073)       17,689         6,034
    Provision (benefit) for income tax                                           2,458      (19,664)        7,341       (19,558)
                                                                             ---------    ---------     ---------     ---------
Net income                                                                   $   2,574    $  18,591     $  10,348     $  25,592
                                                                             =========    =========     =========     =========
Weighted average number of common and common
      equivalent shares outstanding
    Basic                                                                       15,576       15,217        15,427        12,808
                                                                             =========    =========     =========     =========
    Diluted                                                                     16,063       16,020        15,997        14,295
                                                                             =========    =========     =========     =========
Net income per basic common share                                            $    0.17    $    1.22     $    0.67     $    1.98
                                                                             =========    =========     =========     =========
Net income per diluted common share                                          $    0.16    $    1.16     $    0.65     $    1.79
                                                                             =========    =========     =========     =========

                  RECONCILIATION OF GAAP NET INCOME TO EBITDA AND EBITDA
                              EXCLUDING STOCK OPTION EXPENSE

                                           Three Months Ended       Fiscal Year Ended
                                          ---------------------   ---------------------
                                                 June 30,                June 30,
                                          ---------------------   ---------------------
                                            2006        2005        2006        2005
                                          ---------   ---------   ---------   ---------
Net income                                $  2,574    $ 18,591    $ 10,348    $ 25,592
Interest expense                               526         546       1,989       6,985
Depreciation & amortization                  4,806       4,271      18,333      16,484
Gain on financial instrument                  --          --          (177)       --
Provision for income taxes                   2,458     (19,664)      7,341     (19,558)
Loss on early extinguishment of debt          --         5,817        --         5,817
                                          --------    --------    --------    --------
  EBITDA                                  $ 10,364    $  9,561    $ 37,834    $ 35,320
  Noncash option expense                       806        --         3,298        --
                                          --------    --------    --------    --------
  EBITDA excluding stock option expense   $ 11,170    $  9,561    $ 41,132    $ 35,320
                                          ========    ========    ========    ========
Cash flows provided by (used in):
  Operating activities                    $  9,311    $ 10,857    $ 33,577    $ 29,651
  Investing activities                    $(12,984)   $ (8,402)   $(41,682)   $(38,781)
  Financing activities                    $  3,684    $(39,892)   $  7,477    $  9,593

Earnings before interest, taxes, depreciation and amortization ("EBITDA") is one of the principal financial measures by which the Company measures its financial performance.
EBITDA is a widely accepted financial indicator used by many investors, lenders and analysts to analyze and compare companies on the basis of operating performance, and the
Company believes that EBITDA provides useful information regarding the Company's ability to service its debt and other obligations. However, EBITDA does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's operating performance. EBITDA excludes significant costs of doing business and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with accounting principles generally accepted in the United States of America. In addition, the Company's calculation of
EBITDA may be different from the calculation used by its competitors, and therefore comparability may be affected. The Company's lender also uses EBITDA to assess the
Company's compliance with debt covenants. These financial covenants are based on a measure that is not consistent with accounting principles generally accepted in the
United States of America. Such measure is EBITDA (as defined) as modified by certain defined adjustments.

             RECONCILIATION OF GAAP NET INCOME TO CASH EARNINGS PER SHARE

                                        Three Months Ended      Fiscal Year Ended
                                       --------------------   ---------------------
                                             June 30,               June 30,
                                       --------------------   ---------------------
                                         2006       2005        2006        2005
                                       ---------  ---------   ---------   ---------
Net income                             $  2,574   $ 18,591    $ 10,348    $ 25,592
Provision for income taxes                2,458    (19,664)      7,341     (19,558)
AMT/other cash taxes                        249        106        (140)       --
Loss on early extinguishment of debt       --        5,817        --         5,817
Stock option expense                        806       --         3,298        --
                                       --------   --------    --------    --------
                                       $  6,087   $  4,850    $ 20,847    $ 11,851
                                       ========   ========    ========    ========
Cash earnings per diluted share        $   0.38   $   0.30    $   1.30    $   0.83
                                       ========   ========    ========    ========

Cash Earnings per Share is one of the principal financial measures by which the
Company measures its financial performance. Cash Earnings per Share, presented in conjunction with EBITDA, provides useful information regarding the Company's ability to service its debt and other obligations and is an accepted financial indicator used by investors, lenders and analysts to analyze and compare companies on the basis of operating performance. However, Cash Earnings per Share does not represent cash flow from operations, nor has it been presented as a substitute to operating income or net income as indicators of the Company's performance. A significant component of Cash
Earnings per Share is to add back our provision for income taxes, which represents a non-cash expense to the Company due to the benefit of net operating loss carryforwards of $102 million incurred by the Company through the fiscal year ended
June 30, 2006 and subtract taxes payable under the provisions of the Alternative
Minimum Tax ("AMT") and certain state/local taxes. However, while the Company anticipates continuing to recognize a full tax provision in future periods, the
Company expects to pay only the AMT and certain state/local taxes until such time that its net operating loss carryforwards are fully utilized.